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                                                                  EXHIBIT 99.2

                               SONIC SOLUTIONS
                1994 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                       (as amended through June 1998)

   1.   Purpose.
        -------

        The purpose of this Plan is to offer Nonemployee Directors of Sonic Solutions an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company's Common Stock. This Plan provides for the grant of Options to purchase Shares. Options granted hereunder shall be "Nonstatutory Options," and shall not include "incentive stock options" intended to qualify for treatment under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended.

   2.   Definitions.
        -----------

        As used herein, the following definitions shall apply:

        (a)   "Administrator" shall mean the entity, either the Board or the
               -------------
committee of the Board, responsible for administering this Plan, as provided in Section 3.

        (b)   "Affiliate" means a parent or subsidiary corporation as defined
               ---------
in the applicable provisions (currently, Sections 424(e) and (f), respectively) of the Code.

        (c)   "Board" shall mean the Board of Directors of the Company, as
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constituted from time to time.

        (d)   "Beneficially Own" shall mean (a) any interest in a security
               ----------------
which entitles a person to any of the rights or benefits of ownership even though such person may not be the owner of record or (b) securities owned by a person directly or indirectly, including (i) securities held by such person for such person's own benefit (regardless of how registered), (ii) securities held by others for such person's benefit (regardless of how registered), such as by custodians, brokers, nominees, pledgees, etc., (iii) securities held by an estate or trust in which such person has an interest as legatee or beneficiary, (iv) securities owned by a partnership of which such person is a partner, (v) securities held by a personal holding company of which such person is a shareholder, etc., (vi) securities held in the name of such person's spouse,
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minor children and any other family member (sharing the same home) and (vii)
securities held by such person as trustee for the benefit of family members (whether or not sharing the same household). A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security.

        (e)   "Change in Control" shall mean the occurrence of any one of the
               -----------------
following:

              (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

              (ii) the solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

              (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.

        (f)   "Code" shall mean the Internal Revenue Code of 1986, as amended
               ----
from time to time, and any successor statute.

        (g)   "Company" shall mean Sonic Solutions, a California corporation.
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        (h)   "Common Stock" shall mean the Common Stock of the Company.
               ------------

        (i)   "Disability" means permanent and total disability as determined
               ----------
by the Administrator in accordance with the standards set forth in Section 22(e)(3) of the Code.

        (j)   "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended from time to time, and any successor statute.

        (k)   "Expiration Date" shall mean the last day of the term of an Option
               ---------------
established under Section 6(c).

        (l)   "Fair Market Value" means as of any given date (a) the closing
               -----------------
price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal, or (b) if the Common Stock is no longer quoted on the
-------------------
Nasdaq National Market but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall
                                                                          ----
Street Journal, or if not so reported, as reported by any such exchange or
--------------
system.

        (m)   "Nonemployee Director" shall mean any person who is (a) a member
               --------------------
of the Board but is not an employee of the Company or any Affiliate of the Company, (b) has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months and (c) does not directly or indirectly beneficially own more than 5% of the Company's Common Stock. Service as a director does not in itself constitute employment for purposes of this definition.

        (n)   "Option" shall mean a stock option granted pursuant to this
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Plan. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (o)   "Option Agreement" shall mean the written agreement described in
               ----------------
Section 6 evidencing the grant of an Option to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Option.

        (p)   "Optionee" shall mean a Nonemployee Director who holds an Option.
               --------

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        (q)   "Plan" shall mean this Sonic Solutions 1994 Nonemployee
               ----
Directors Stock Option Plan, as it may be amended from time to time.

        (r)   "Section" unless the context clearly indicates otherwise, shall
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refer to a Section of this Plan.

        (s)   "Shares" shall mean the shares of Common Stock subject to an
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Option granted under this Plan.

        (t)   "Tax Date" means the date defined in Section 7(c).
               --------

        (u)  "Termination" means, for purposes of the Plan, with respect to an
              -----------
Optionee, that the Optionee has ceased to be, for any reason, a director of the Company.

        (v)   "Window Period" means any 10-day period beginning on the third
               -------------
business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings or such other period as is specified in Rule 16b-3(e) under the Exchange Act, as such rule may be amended from time to time, or any successor to such rule.

    3.  Administration.
        --------------

        (a)   Administrator.  The Plan shall be administered by the Board or,
              -------------
upon delegation by the Board, by a committee consisting of not less than two directors (in either case, the "Administrator"). Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) with the consent of the optionee, to modify, amend or cancel any Option; (ii) to defer (with the consent of the optionee) or to accelerate the exercise date of any Option or to defer (with the consent of the optionee) or to accelerate the expiration of any right of repurchase which the Company may have with respect to shares issued or issuable upon exercise of any Option; (iii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (iv) to make all other determinations deemed necessary or advisable for the administration of this Plan. In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by

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Rule 16b-3 under the Exchange Act. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

        (b)   Administrator Determinations Binding.  Subject to the
              ------------------------------------
limitations set forth in Section 3(a), the Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Option and any Option Agreement and may otherwise supervise the administration of the Plan. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Optionees. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Option.

   4.   Eligibility.
        -----------

        Only Nonemployee Directors may receive Options under this Plan.

   5.   Shares Subject to Plan.
        ----------------------

        (a)   Aggregate Number.  Subject to Section 9, the total number of
              ----------------
shares of Common Stock reserved and available for issuance pursuant to Options under this Plan shall be 50,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 50,000 share limitation. If any Option terminates or expires without being exercised in full, the shares issuable under such Option shall again be available for issuance in connection with other Options. If shares of Common Stock issued pursuant to an Option are repurchased by the Company, such Common Stock shall not again be available for issuance in connection with Options. To the extent the number of shares of Common Stock issued pursuant to an Option is reduced to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.

        (b)   No Rights as a Shareholder.  An Optionee shall have no rights as
              --------------------------
a shareholder with respect to any Shares covered by his or her Option until the issuance (as evidenced by the appropriate entry on the

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books of the Company or its duly authorized transfer agent) of a stock certificate evidencing such Shares. Subject to Section 9, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the date the certificate is issued.

    6.  Grant of Options.
        ----------------

        (a)   Mandatory Initial Option Grants.  Subject to the terms and
              -------------------------------
conditions of this Plan, if any Nonemployee Director who is not, and has not been in the preceding twelve months, an officer or employee of the Company and who either (i) is a member of the Board of Directors at the date of adoption of this Plan by the Board or (ii) has not previously been a member of the Board and is elected or appointed as a member of the Board, then on the date of adoption of this Plan by the Board or the effective date of such appointment or election as the case may be, the Company shall grant to such Nonemployee Director an Option to purchase 5,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant.

        (b)   Mandatory Annual Option Grants.  Subject to the terms and
              ------------------------------
conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders) commencing with the annual meeting of shareholders held in 1995, the Company shall grant to each such Nonemployee Director then in office an Option to purchase 5,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant.

        (c)   Terms; Vesting.  Subject to the terms and conditions of this
              --------------
Plan, each Option granted pursuant to this Plan shall be for a term of ten years. Each Option granted under Section 6(a) and Section 6(b) shall become exercisable with respect to 1/48th of the number of Shares covered by such Option for each calendar month which elapses after the date of grant, so that such Option shall be fully exercisable on the fourth anniversary of the date such Option was granted.

        (d)   [deleted]

        (e)   Option Agreement.  As soon as practicable after the grant of an
              ----------------
Option, the Optionee and the Company shall enter into a written

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Option Agreement which specifies the date of grant, the number of Shares, the option price, the vesting period and the other terms and conditions applicable to the Option.

        (f)   Transferability. No Option shall be transferable other than by
              ---------------
will or the laws of descent and distribution, and an Option shall be exercisable during the Optionee's lifetime only by the Optionee.

        (g)   Limits on Exercise.  Subject to the other provisions of this
              ------------------
Plan, an Option shall be exercisable in such amounts as are specified in the Option Agreement.

        (h)   Exercise Procedures.  To the extent the right to purchase Shares
              -------------------
has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the Optionee to the Company stating the number of Shares being purchased, accompanied by payment of the exercise price for the Shares, and other applicable amounts, as provided in Section 7.

        (i)   Termination.  In the event of Termination, Options held at the
              -----------
date of Termination (and only to the extent then exercisable) may be exercised in whole or in part at any time within three months after the date of Termination (but in no event after the Expiration Date), but not thereafter. Notwithstanding the foregoing, if Termination is due to retirement or to death or Disability, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part by the Optionee in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Option is transferred by will or the laws of descent and distribution, at any time within two years from the date of Termination (but in no event after the Expiration Date).

   7.   Payment and Taxes upon Exercise of Options.
        ------------------------------------------

        (a)  Purchase Price.  The purchase price of Shares issued under this
             --------------
Plan shall be paid in full at the time an Option is exercised.

        (b)  Tax Withholding.  The Optionee shall pay to the Company, promptly
             ---------------
upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an

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Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

        (c)   Delivery of Purchase Price and Tax Withholding.  Optionees may
              ----------------------------------------------
make all or any portion of any payment due to the Company:

              (i)   upon exercise of an Option; or

              (ii) with respect to federal, state, local or foreign tax payable in connection with the exercise of an Option, by delivery of (x) check, (y) a promissory note of the Optionee or (z) shares of Common Stock so long as, if applicable, such property constitutes valid consideration for the Common Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90% of the purchase price paid by the borrower. Exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company, or pursuant to which Optionees obtain margin loans from brokers to fund the exercise of the Option.

        (d)  Tax Payment Election.  A person who has exercised an Option may
             --------------------
make an election (i) to deliver to the Company a promissory note of the Optionee on the terms set forth in Section 7(b), (ii) to tender to the Company previously-owned shares of Common Stock held for at least six months, or (iii) to have shares of Common Stock to be obtained upon exercise of the Option withheld by the Company on behalf of the Optionee, to pay the amount of tax that the Administrator, in its discretion, determines to be required to be withheld by the Company. Any election pursuant to clause (iii) above by a Optionee subject to Section 16 of the Exchange Act shall be subject to the following limitations: (1) such election must be made at least six months before the Tax Date and shall be irrevocable; or (2) such election must be made in (or made earlier to take effect in) any Window Period (and the withholding of the shares of Common Stock shall take place during such Window Period) and shall be subject to approval by the Board, which approval may be given any time after such election has been made, and the Option must be held at least six months prior to the Tax Date; provided, that, the election referenced in clause 7(d)(ii) above may not be made unless (A) such election is consistent with Rule 16b-3(c)(2)(ii) under

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the Exchange Act, and (B) the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least one year and has filed all reports and statements required to be filed pursuant to that section for that year. The right to so withhold shares of Common Stock shall relate separately to each Option.

        (e)   Valuation of Shares.  Any shares tendered to or withheld by the
              -------------------
Company will be valued at Fair Market Value on such date. The value of the shares of Common Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

   8.   Use of Proceeds.
        ---------------

        Proceeds from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

   9.   Adjustment of Shares.
        --------------------

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, appropriate adjustments shall be made by the Administrator in the aggregate number and kind of shares of Stock reserved for issuance under the Plan and in the number, kind and exercise price of shares subject to outstanding Options; provided, however, that the number of shares subject to any Option shall always be a whole number.

   10.  Effect of Change in Control.
        ---------------------------

        In the event of a "Change in Control," any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

   11.  No Right to Directorship.
        ------------------------

        Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of the Optionee's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and Bylaws relating to the nomination,

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election, appointment, terms of office, and removal of members of the Board.

   12.  Legal Requirements.
        ------------------

        The Company shall not be obligated to offer or sell any Shares upon exercise of any Option unless the Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws. Certificates evidencing Shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

   13.  Duration and Amendments.
        -----------------------

        (a)   Duration.  This Plan shall become effective upon adoption by the
              --------
Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period.

        (b)   Amendment and Termination.  The Board may amend, alter or
              -------------------------
discontinue the Plan or any Option, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Optionee under an outstanding Option without the Optionee's consent. In addition, the Board may not amend or alter the Plan without the approval of shareholders of the Company entitled to vote at a duly held shareholders' meeting or by an action by written consent and, if at a meeting, a quorum of

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the voting power of the Company is represented in person or by proxy, where such amendment or alteration would, except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Options under the Plan or in such other circumstances as the Board deems appropriate to comply with Rule 16b-3 under the Exchange Act or otherwise. Notwithstanding any other provision of this Section 12(b), the provisions of the Plan governing (A) who is granted Options, (B) the number of Shares to be covered by each Option, (C) the exercise price of each Option, (D) the timing of the grant of each Option, or (E) the period within which each Option may be exercised, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or the Exchange Act or the rules and regulations thereunder.

        (c)   Effect of Amendment or Termination.  No Shares shall be issued
              ----------------------------------
or sold under this Plan after the termination hereof, except upon exercise of an Option granted before termination. Termination or amendment of this Plan shall not affect any Shares previously issued and sold or any Option previously granted under this Plan.

   14.  Rule 16b-3.
        ----------

        With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Administrator. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under
Section 16 of the Exchange Act.


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